Exhibit 99.1

pingtan marine enterprise Announces two fishing vessels to depart to new fishing territory

The Company expects to commence fishing activity in the Southwest Atlantic and Southeast Pacific Oceans

FUZHOU, China, December 1, 2016 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that it has completed construction on its two squid jigging vessels and they are ready to depart for their fishing designation.

These two squid jigging vessels are expected to arrive at their fishing designation in the international waters of Southwest Atlantic and Southeast Pacific Oceans by late December 2016, and will be put into operation to focus on harvesting squid products. Pingtan currently operates 135 fishing vessels, 12 of which are operating in the Bay of Bengal in India along with 13 vessels operating in Indo-Pacific Waters. With the two squid jigging vessels, the total 27 fishing vessels will make the Company’s production capacity recover to approximately 23%.

Squid jigging is a technique that uses a lead sinker with a hook molded into it to attract squid. The Company believes that the newly constructed squid jigging vessels will increase fishing efficiency and accuracy and it expects to begin recognizing sales from these two squid jigging vessels during the first quarter of 2017. In accordance with the Company’s previous results of 2014, which is the last full financial year prior to the Indonesian government moratorium since 2015, each of its fishing vessels can generate annual revenue of approximately $3 million with annual net income of approximately $800,000 to $1 million.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “The two large-scaled squid jigging vessels are twice the average gross tonnage of our other fishing vessels, and we are excited to launch them into a new fishing territory, the international waters of Southwest Atlantic and Southeast Pacific Oceans. Since mid-2015, market squid prices started to climb and, in 2016, China’s bulk purchase prices have more than doubled. We expect that the two squid jigging vessels will diversify our product mix by providing different type of squid products from the regions and accelerate the expansion of our fishing territories worldwide, as well as allowing us to remain competitive as we may rapidly adjust our strategy in light of market changes.”

Additional information about global squid prices in 2016 can be found at the Undercurrentnews:
https://www.undercurrentnews.com/2016/10/04/high-global-prices-hit-chinas-massive-squid-market/

Pingtan’s two squid jigging vessels

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include statements about two squid jigging vessels, the Company’s expected sales and diversification of product mix. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include inability of the squid jigging vessels to reach the Southwest Atlantic and Southeast Oceans in late 2016 or inability to start sales of product in the first quarter of 2017 due to adverse weather or oceanic conditions or mechanical or other operational failure of the vessels, an unexpected dramatic decrease in squid production, operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected annual revenue and net income, and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS

The Equity Group Inc.

Adam Prior, Senior Vice President

Tel: (212) 836-9606

aprior@equityny.com

In China

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com